NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS C
                          PLAN PURSUANT TO RULE 12B-1

                                   SCHEDULE A

Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:


                                                    Distribution Fee (as a
                                                    Percentage of Average
Series                                              Daily Net Assets of Class C)
--------------------------------------------------------------------------------

Neuberger Berman Climate Change Fund                0.75%
Neuberger Berman Emerging Markets Equity Fund       0.75%
Neuberger Berman Equity Income Fund                 0.75%
Neuberger Berman Global Real Estate Fund            0.75%
Neuberger Berman International Large Cap Fund       0.75%
Neuberger Berman Large Cap Disciplined Growth Fund  0.75%
Neuberger Berman Select Equities Fund               0.75%



                                                    Service Fee (as a Percentage
                                                    of Average Daily Net Assets
Series                                              of Class C)
--------------------------------------------------------------------------------

Neuberger Berman Climate Change Fund                0.25%
Neuberger Berman Emerging Markets Equity Fund       0.25%
Neuberger Berman Equity Income Fund                 0.25%
Neuberger Berman Global Real Estate Fund            0.25%
Neuberger Berman International Large Cap Fund       0.25%
Neuberger Berman Large Cap Disciplined Growth Fund  0.25%
Neuberger Berman Select Equities Fund               0.25%


Dated: October 8, 2008